Exhibit 99.1

Mersana Therapeutics Announces Appointment of Brian C. DeSchuytner as Senior Vice President of Finance and Product Strategy

Brings Significant Strategic and Operational Experience from Leading Oncology Companies

Company Announces Chief Financial Officer Transition

CAMBRIDGE, Mass., June 12, 2019 — Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced the appointment of Brian C. DeSchuytner as Senior Vice President of Finance and Product Strategy. Mr. DeSchuytner is an accomplished life science professional with nearly two decades of experience spanning corporate strategy, finance, product development, and commercial launch. Mersana also announced today the resignation of David A. Spellman as Chief Financial Officer, who has decided to pursue other opportunities.

“We are very excited to welcome Brian to the team at Mersana; his breadth of experience in biopharmaceutical business strategy and his deep knowledge of oncology product development and commercialization will be valuable assets to Mersana as we advance our lead ADC therapeutic candidate through clinical trials in ovarian and lung cancer,” said Anna Protopapas, President and CEO of Mersana Therapeutics. “I’d also like to extend thanks to Dave Spellman for his valuable contributions to the Company, particularly in leading a successful transaction to finance the company into 2021, and wish him the best in his future endeavors.”

Mr. DeSchuytner joins Mersana from TESARO, where he was Vice President responsible for the ZEJULA® (niraparib) commercialization. Previously, he was Vice President responsible for the NINLARO® (ixazomib) global launch at Takeda Oncology. Earlier in his career, Mr. DeSchuytner held corporate development and strategy roles of increasing responsibility at Takeda Oncology and Novartis and was a leader in the life sciences practice of L.E.K. Consulting. He holds an M.B.A. from the Wharton School at the University of Pennsylvania, and a B.A. from Dartmouth College.  Mr. DeSchuytner will start at Mersana on July 10th.

“I am thrilled to join the team at Mersana at this important stage in the company’s growth,” said Mr. DeSchuytner. “The attractive combination of a first-in-class asset with demonstrated activity in heavily pre-treated disease, a differentiated platform, and an experienced management team is a tremendous opportunity to make a meaningful difference in the lives of people living with cancer. I look forward to leading the finance team and working alongside the other members of the Mersana management team to bring our medicines to patients.”

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms and its modular Synthemer scaffold to develop highly targeted drugs with increased tolerability and expanded opportunities to deliver meaningful clinical benefit to patients. Mersana’s lead product candidate, XMT-1536, is in a Phase 1 clinical trial in patients with tumors expressing NaPi2b, including ovarian cancer, NSCLC adenocarcinoma, and other cancers. In addition, multiple partners are using Mersana’s platform to advance their ADC pipelines.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws.  These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s business strategy and the design, progression and timing of its clinical trials. Forward-looking statements generally can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct.  Factors that may materially affect the Company’s results of operations and whether these forward-looking statements prove to be correct include, among other things, that preclinical testing may not be predictive of the results or success of ongoing or later preclinical or clinical trials, that the development of the Company’s product candidates and new platforms will take longer and/or cost more than planned and that the identification of new product candidates will take longer than planned, as well as those listed in the Company’s Quarterly Report on Form 10-Q filed on May 9, 2019 with the Securities and Exchange Commission (“SEC”). Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Contact

Sarah Carmody

scarmody@mersana.com

617-844-8577

Stern Investor Relations, Inc.

Christina Tartaglia

christina@sternir.com

212-362-1200

Media Contact

Paul Kidwell

pkidwell@mersana.com

617-680-1088